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                                                                     EXHIBIT 17

                                 BRYAN CAVE LLP
                       ONE METROPOLITAN SQUARE, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020


                                 October 5, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re: Central Equity Trust, Utility Series 7, Registration No. 33-39381,
             Utility Series 8, Registration No. 33-39937 and Utility Series 9, Registration No. 33-40313

Gentlemen and Ladies:

         We have served as counsel for Unison Investment Trusts Ltd., Sponsor of Central Equity Trust, Utility Series 7, Utility Series 8 and Utility Series 9, in connection with the preparation and review of this Post-Effective Amendment to the Registration Statement on Form S-6 (the "Registration Statement") relating to Utility Series 7, and, pursuant to Rule 429, also relating to Utility Series 8 and Utility Series 9.

         Based on the foregoing, we represent that this Registration Statement does not contain disclosures which would render it ineligible to become effective pursuant to the provisions of paragraph (b) of Rule 485 under the Securities Act of 1933, as amended.

         We hereby consent to the filing of this representation as an exhibit to this Post-Effective Amendment to the Registration Statement.

                                          Very truly yours,

                                          /S/ BRYAN CAVE LLP

                                          BRYAN CAVE LLP